EX-99.1

For information, contact:	Thomas V. Cholnoky
(212) 365-2292

Transatlantic Holdings, Inc. Announces Closing of Debt Public Offering

New York, N.Y. – November 23, 2009 – Transatlantic Holdings, Inc (NYSE: TRH) (the “Company”) announced today the closing of a previously announced registered offering (the “Offering”) of $350,000,000 aggregate principal amount of its 8.00% Senior Notes due 2039. Goldman, Sachs & Co. and Wells Fargo Securities, LLC were underwriters for the Offering.

Transatlantic Holdings, Inc. is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis – structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.

Caution Concerning Forward-Looking Statements

This news release may include, and the Company’s officers and representatives may from time to time make, statements which may constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. These forward-looking statements are identified, including without limitation, by their use of such terms and phrases as “intend,” “intends,” “intended,” “goal,” “estimate,” “estimates,” “expect,” “expects,” “expected,” “project,” “projects,” “projected,” “projections,” “plans,” “anticipates,” “anticipated,” “should,” “think,” “thinks,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled” and similar expressions.

These statements are not historical facts but instead represent only the Company’s belief regarding future events and financial performance, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements may address, among other things, the Company’s strategy and expectations for growth, product development, government and industry regulatory actions, legal matters, financial, credit and industry market conditions, financial results and reserves, as well as the expected impact on the Company of natural and man-made (e.g., terrorist attacks) catastrophic events and political, economic, legal and social conditions. It is possible that the Company’s actual results, financial condition and expected outcomes may differ, possibly materially, from those anticipated in these forward-looking statements. Important factors that could cause the Company’s actual results to differ, possibly materially, from those discussed in the specific forward-looking statements may include, but are not limited to, uncertainties relating to economic conditions, financial and credit market conditions, cyclical industry conditions, credit quality, government, regulatory and accounting policies, volatile and unpredictable developments (including natural and man-made catastrophic events), the legal environment, legal and regulatory proceedings, failures of pricing models to accurately assess risks, the reserving process, the competitive environment in which the Company operates, interest rate and foreign currency exchange rate fluctuations and the uncertainties inherent in international operations. The Company is not under any obligation to (and expressly disclaims any such obligation to) update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.